FOR IMMEDIATE RELEASE
Investor Contact:
Michael D. Perry
SVP and CFO, Vitria
+1-408-212-2260
mperry@vitria.com
VITRIA ANNOUNCES PRELIMINARY FIRST QUARTER 2006 RESULTS,
RESCHEDULES FIRST QUARTER RELEASE OF FULL RESULTS TO
WEDNESDAY, MAY 10, 2006
SUNNYVALE, Calif., May 2, 2006— Vitria Technology, Inc. (Nasdaq:VITR), a leading provider of business process application solutions, today announced that it has rescheduled the release of its full financial results for the first quarter of 2006 to Wednesday, May 10, 2006 after the close of the market.
“Unfortunately, the consulting firm we hired to help us comply with the requirements for reporting the company’s stock option expense as required by SFAS 123R have encountered delays in completing the analysis required under the new stock option expensing rules,” said Michael Perry, senior vice president and chief financial officer. “This has caused our financial reporting process to be delayed to an extent that we must now reschedule the release of our complete financial results.”
The company anticipates that total revenue for the first quarter will be approximately $10.7 million, with license revenue expected to be approximately $2.5 million of that total. The company also expects a net loss for the quarter in the range of $4.1 to $4.3 million, or $0.12 to $0.13 per share. The company also expects to report a total of cash, cash equivalents and short-term investments at the end of the first quarter of approximately $55 million. Because of the delay in receiving the information required to record stock option expense as required under SFAS 123R, these results are preliminary, and have not been fully reviewed by the company’s independent registered public accounting firm.
Vitria has now scheduled the release of its full first quarter 2006 financial results for Wednesday, May 10, 2006, which will then be followed by an earnings conference call at 5:00 p.m. EDT/ 2:00 p.m. PDT on that day. To listen, please dial one of the following numbers at least five minutes prior to the start of the call:
— From the U.S. and Canada, please dial +1-800-478-6251

— From international calling areas, please dial +1-913-981-5558
The confirmation code for both call-in numbers is 2480137 followed by pound (#).

About Vitria
Vitria Technology, Inc. (Nasdaq:VITR), a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 14 offices around the world, Vitria’s customer base includes blue chip companies such as AT&T, Bell Canada, BellSouth, The Blue Cross Blue Shield Association, British Petroleum, British Telecom, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Sprint, Trane and the U.S. Departments of Defense and Veterans Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.
# # #
Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to preliminary financial results for the first quarter of 2006, which are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: final review of the financial results for the first quarter of 2006, difficulties in estimating future expenses, and failure to meet financial and product expectations of analysts and investors.. These and other risks related to Vitria are detailed in Vitria’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 31, 2006 and Quarterly Reports on Form 10-Q. Vitria does not undertake an obligation to update forward-looking statements.
© 2006 Vitria Technology, Inc. All rights reserved. Vitria and BusinessWare are registered trademarks of Vitria Technology, Inc. All other names may be trademarks of the companies with which they are associated.
# # #